Exhibit 23(b)

                    Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (originally Founded in 1949)

March 22, 1997



The Board of Trustees
American Mortgage Investors Trust

The Board of Directors

Related AMI Associates, Inc.

We consent to the use of our reports dated February 7, 1997 accompanying the Financial Statements and supplemental Supporting Data for the year ended December 31, 1996 of Oxford Apartments, L.C. and Cove Apartments, L.C. contained in this form 10-K filed by American Mortgage Investors Trust for the year ended December 31, 1996.

                         /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.

HIDALGO,BANFILL, ZLOTNIK & RERMALI, P.C.

Houston, Texas
March 22, 1997,

3555 TIMMONS LANE, SUITE 460 - HOUSTON.TEXAS 77027 -(713)963-8008